Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Erie Indemnity Company of our report dated February 17, 2004, included in the 2003 Annual Report to Shareholders of Erie Indemnity Company.

Our audit also included the consolidated financial statement schedules of Erie Indemnity Company listed in Item 15(a). These schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audit. The schedules as of December 31, 2002 and for each of the two years then ended, were audited by other auditors whose report dated February 7, 2003 expressed an unqualified opinion on those schedules, when considered in relation to the basic consolidated financial statements taken as a whole. In our opinion, the consolidated financial statement schedules as of December 31, 2003 and for the year then ended, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

/s/ Ernst & Young LLP
Ernst & Young LLP

February 27, 2004
Cleveland, Ohio

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